SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549




                          FORM 8-K

                       CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     September 13, 1996
                      (Date of Report)

                     Prism Group, Inc.
     (Exact name of registrant as specified in its charter)

               Florida 0-19987 65-0143407
 (State or other jurisdiction (Commission File No.) (IRS Employer of incorporation) Identification No.)

 15530 Woodinville-Redmond Road, Building B-100,  Woodinville,  Washington 98072
       (address of principal executive offices, including zip code)

                      (206) 881-1609
      (Registrant's telephone number, including area code)

Item 5.  Other Events
As previously reported on Form 8K filed on August 21, 1996, MicroDisk Services ("MDS") and Software Production, Inc. ("SPI"), the two software manufacturing subsidiaries of Prism Group, Inc. (the "Company"), contributed their operating assets to form Prism Software Production, L.L.C. ("PSP") on August 1, 1995. Despite consolidation of duplicative operations and other actions designed to reduce costs, PSP had not been profitable.

On July 30, 1996, most of PSP's inventory and some equipment were sold to a competitor, PAC Services, Inc. ("PAC"), pursuant to CAPCO Financial Company, Inc.'s ("CAPCO") foreclosure rights under Article 9 of the Uniform Commercial Code. PSP has ceased business operations and, in fact, was precluded by the terms of the sale from competing with the purchaser. Liquidation of most of the remaining assets of PSP, other than accounts receivable, was concluded through an auction on August 29, 1996. The proceeds from this auction, and the other remaining assets will be insufficient to pay creditors in full.

On August 29, 1996, three vendors of PSP filed a petition in U. S. Bankruptcy Court for involuntary bankruptcy of PSP under Chapter 7 of the United States Bankruptcy Code. While no court order has been entered determining that the petition be granted, the Company does not anticipate objecting to the petition and the Compamy anticipates entry of orders determining that PSP's bankruptcy under Chapter 7 of the United States Bankruptcy Code should proceed and appointing a bankruptcy trustee for PSP.

                                   SIGNATURES

  In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                PRISM GROUP, INC.



September 13, 1996                                    By:/s/ K.C. Aly
Date                                                      K.C. Al
                                                       Chief Executive Officer



September 13, 1996                                    By:/s/ N. M. Morris
Date                                                     N. M. Morris
                                                          President